Exhibit 4.1

[SPECIMEN CERFTIFICATE]

[Front of Certificate]

CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITD PARTNER INTERESTS IN

NUMBER	COMMON UNITS

THIS CERTIFICATE IS TRANSFERABLE IN	CUSIP
NEW YORK, N.Y.	SEE REVERSE FOR
CERTAIN DEFINITIONS

BUCKEYE GP HOLDINGS L.P.
A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE

In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Buckeye GP Holdings L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Buckeye GP Holdings L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that

(the “Holder”) is the registered owner of                                                        Common Units

representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for the transfer of the Common Units represented by this Certificate. This Certificate and the Common Units evidenced hereby are issued and shall in all respects be subject to all of the provisions of the Partnership Agreement, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 5002 Buckeye Road, Emmaus, PA 18049. Capitalized terms used herein but not defined herein shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Buckeye GP Holdings L.P.

	By:	MainLine Management LLC
its General Partner

By:
President

By:
Secretary

Countersigned and Registered by:

Computershare Shareholder Services, Inc.
as Transfer Agent and Registrar

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT/TRANSFERS	Custodian
MIN ACT
TEN ENT	as tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts/Transfers to CD Minors Act

(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
IN
Buckeye GP Holdings L.P.

FOR VALUE RECEIVED,                              hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)	(Please print or typewrite name and address of Assignee)

               Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                       as its attorney-in-fact with full power of substitution to transfer the same on the books of Buckeye GP Holdings L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED

BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)
(Signature)

SIGNATURE(S) GUARANTEED

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been properly completed and executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the Application for Transfer of the Common Units in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Buckeye GP Holdings L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

(Social Security or other identifying number of Assignee)	(Signature of Assignee)

(Purchase Price including commission, if any)	(Name and Address of Assignee)

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation
☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation	☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.

To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.     Individual Interestholder

1.     I am not a non-resident alien for purposes of U.S. income taxation.

2.     My U.S. taxpayer identification number (Social Security Number) is                             .

3.     My home address is                                                            .

B.      Partnership, Corporation or Other Interestholder

1.                                                            (name of Interestholder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.     The interestholder’s U.S. employer identification number is                               .

3.     The interestholder’s office address and place of incorporation (if applicable) is                                 .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Units shall be made to the best of the Assignee’s knowledge.

You have acquired an interest in Buckeye GP Holdings, L.P., 5002 Buckeye Road, Emmaus, Pennsylvania 18049, whose taxpayer identification number is 11-3776228.

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN BUCKEYE GP HOLDINGS, L.P.

You must report the name and taxpayer identification number of Buckeye GP Holdings, L.P.) on Internal Revenue Service Form 8271. FORM 8271 MUST BE TATACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.